EXHIBIT 10.4


                                 THIRD AMENDMENT
                                     TO THE
                             ESSEX SAVINGS BANK, FSB
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         THIS THIRD AMENDMENT TO THE ESSEX SAVINGS BANK, FSB SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "Plan") is made as of the 1st day of December, 1998.


                                   WITNESSETH:


         WHEREAS, Essex Savings Bank, FSB (the "Bank") maintains the Essex Savings Bank, FSB Supplemental Executive Retirement Plan (the "Plan") for the benefit of certain of its executive employees and certain executive employees of its subsidiaries; and

         WHEREAS, it is necessary and desirable to amend the Plan in certain respects; and

         WHEREAS, the Bank has reserved the right to amend the Plan from time to time.

         NOW, THEREFORE, the Plan is hereby amended effective December 1, 1998 as follows:

         1. The definition of "Change in Control" in Article I of the Plan is amended to add the following sentence at the end thereof:

                           Any provision herein to the contrary notwithstanding,
                  no Change in Control  shall be deemed to occur as a result of:
                  (1) any transaction prior to December 1, 1998; (2) any purchase, transfer or other disposition of the Series B and Series C preferred shares of Bancorp; (3) any exercise, conversion, transfer of warrants or options of Bancorp which were issued prior to 1996 (and any such exercise, conversion or transfer shall be disregarded in determining whether a Change in Control has occurred); and/or (4) any issuance by Bancorp of additional shares or other securities on or after December 1, 1998.

         2. Article V of the Plan is hereby amended to read in its entirety as follows:

                           A Member's  Retirement  Account  shall fully vest and
                  become nonforfeitable upon the first to occur of the Member's death, permanent disability within the meaning of Code Section 72(m)(7), retirement at or after attainment of age 65, or any "Change in Control." In the event of the termination of a Member's employment with the Employers prior to death, permanent disability, attainment of age 65 or a Change in Control, the Member shall be fully vested in his Retirement Account balance as of December 31, 1998 (plus all subsequent Investment Adjustments to that December 31, 1998 balance). The Member's vested percentage of the remainder of his Retirement Account (i.e., any Pension Credits and Profit-Sharing Credits for Plan Years after 1998 and Investment Adjustments attributable to such post 1998 credits) shall be determined in accordance with the following percentage vesting schedule based upon the Member's number of complete Plan Years of Service with the Employers after 1998.

             Complete Plan Years of
              Service with Employer                                Forfeited
                   after 1998             Vested Percentage        Percentage
             ----------------------       -----------------        ----------
                   1 or Fewer                    0%                   100%
                        2                        0%                   100%
                    3 or More                   100%                   0%


         3. Except as provided above, the Plan shall continue in accordance with its terms as in effect immediately prior to the date of this Amendment:

         IN TESTIMONY WHEREOF, the Bank has caused this Third Amendment to be executed by its duly authorized officer this 30th day of December, 1998.

                                          ESSEX SAVINGS BANK, FSB



                                          By:  /s/Gene D. Ross
                                             ---------------------------
                                                   Its:  President